SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   ----------


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported):  March 13, 2002


                                 JP REALTY, INC.
             (Exact Name of Registrant as Specified in Its Charter)


         Maryland                      1-12560                    87-0515088
(State or Other Jurisdiction         (Commission                (IRS Employer
      of Incorporation)                File No.)             Identification No.)


                 35 Century Park-Way, Salt Lake City, Utah 84115
               (Address of Principal Executive Office) (Zip Code)


Registrant's Telephone Number, Including Area Code:  (801) 486-3911


                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5. Other Events


On March 13, 2002, the Board of Directors of JP Realty, Inc. ("JP Realty") accepted the resignation of its Chairman of the Board of Directors and Chief Executive Officer, Mr. John Price. Mr. Price retired from his positions as Chairman of the Board of Directors, as a director and as Chief Executive Officer of JP Realty, effective March 14, 2002.

Mr. Price's retirement from his positions at JP Realty have taken place because he was sworn in as the Ambassador of the United States of America to the Republic of Mauritius, the Federal and Islamic Republic of The Comoros and the Republic of Seychelles on February 8, 2002.

The Board of Directors has unanimously approved the appointment of Warren "Pat" King as its Chairman. Mr. King has served on the JP Realty Board of Directors since JP Realty's formation and was appointed Vice Chairman of the Board of Directors in 1994.

The Board of Directors also has unanimously approved the appointment of G. Rex Frazier as JP Realty's Chief Executive Officer. Mr. Frazier has served as President, Chief Operating Officer and a director of JP Realty since September 1993, and will continue to serve in each of those three positions.



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

   (a)  Financial Statements - Not Applicable

   (b)  Pro Forma Financial Information - Not Applicable

   (c)  Exhibits - None

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       JP REALTY, INC.


                                       By: /s/G. Rex Frazier
                                           --------------------------------
                                           G. Rex Frazier
                                           President and Chief Executive Officer

Date: March 20, 2002